Exhibit 20.3
Reference Translation
ARTICLES OF ASSOCIATION
OF
BEIJING TONGFANG DIGITAL EDUCATION TECHNOLOGY LIMITED
Dated as of April, 2005

TABLE OF CONTENTS

CHAPTER I. GENREAL PROVISIONS	1

CHAPTER II. NAME AND ADDRESS OF THE COMPANY	1

CHAPTER III. BUSINESS SCOPE	1

CHAPTER IV. REGISTERED CAPITAL OF THE COMPANY	2

CHAPTER V. SHAREHOLDERS AND THEIR INVESTMENT	2

CHAPTER VI. TRANSFER OF RESGISTERED CAPITAL	3

CHAPTER VII. RESPONSIBILTIES AND OBLIGATIONS OF SHAREHOLDER	3

CHAPTER VIII. COMPANY ORGANIZATION, ITS FORMATION, POWERS AND RESOLUTION RULES	4

CHAPTER IX. QUALIFICATIONS AND OBLIGATIONS OF BOARD OF DIRECTORS AND SUPERVISORS	8

CHAPTER X. THE LEGAL REPRESENTATIVE OF THE COMPANY	9

CHAPTER XI. ACCOUNTING POLICY AND DISTRIBUTION OF PROFIT	9

CHAPTER XII. HUMAN RESOURCES AND SOCIAL INSURANCE	10

CHAPTER XIII. USAGE OF THE TRADEMARK OF TSTINGHUA TONGFANG	11

CHAPTER XIV. MERGER AND SPIN-OFF	11

CHAPTER XV. DISSOLUTION AND LIQUIDATION	12

CHAPTER XVI. AMENDMENTS	14

CHAPTER XVII. MISCELLANEOUS	14

CHAPTER I. GENREAL PROVISIONS

Article 1	In accordance with the Company Law (the “Company Law”) of the People’s Republic of China (the “PRC”) and other relevant laws and regulations, Beijing Tongfang Digital Education Technology Limited (hereinafter referred as the “Company”) is established through the capital investment of Tsinghua Tongfang Co Ltd and Tsinghua Tongfang Mechanical Electrical Industrial Limited and these Articles of Association (the “Articles”) are formulated.

The Articles shall be the supreme governing rules of the Company and since the effective date, it becomes the legally binding document governing the organization and behaviour, the rights, obligation and relationship between the Company and shareholders, and among shareholders. Shareholders may take legal action against the Company; the Company may take actions against the shareholders, directors, supervisors, general manager, and other senior management staff; and the shareholders may take legal actions against the directors, supervisors, general manager and other senior management staff.in accordance with the Articles.

Article 2	The Company shall be a limited liability company. The shareholder shall be liable to the Company only to the extent and up to the amount of the capital investment. The Company shall be liable for all of its debts with its own assets.

Article 3	The term of the Company’s operation shall be thirty years, commencing on the date on which the business license of the Company shall be issued.

Article 4	The Company’s activities shall be in compliance with the laws and regulations of the PRC and accept the supervision of the relevant government agencies.

Article 5	Reference to senior management officers in the Articles means the deputy general managers and the financial officer.
CHAPTER II. NAME AND ADDRESS OF THE COMPANY

Article 6	The name of the Company shall be Beijing Tongfang Digital Education Technology Limited.

Article 7	The legal address of the Company shall be Tsinghua Tongfang High-tech Plaza, No. 1 Wang Zhuang Road Haidian District, Beijing.
CHAPTER III. BUSINESS SCOPE OF THE COMPANY

Article 8	Business Scope: to develop distance-learning technology, digital education resources and production, and technical service.

The Company shall abide by the laws of the PRC and shall not engage in activities prohibited by laws of the PRC. For projects that require prior government approval, the Company shall only engage in such activities after approval is received from the relevant authorities. For projects that do not require specific prior approvals but restricted by law, the Company shall only engage in such activities after registration with the Administrative Bureau for Industry and Commerce and approval given by all the relevant authorities. For other unrestricted activities, the Company shall be able to engage in such activities after the Business License is obtained.

The Company’s business scope shall require approval by the Administrative Bureau for Industry and Commerce. In accordance with its development and its business need, the Company may amend its business scope, which has to be approved by the Administrative Bureau for Industry and Commerce and any other relevant authority (if required).
CHAPTER IV. REGISTERED CAPITAL OF THE COMPANY

Article 9	The total registered capital of the Company shall be RMB Four Million.

Article 10	Any increase or reduction of the registered capital of the Company shall be approved by at least two thirds of the shareholders in a shareholder meeting. To reduce the registered capital of the Company, the Company shall be required to notify all creditors within ten days of the shareholder resolution and a notice be placed in newspapers at least three times within thirty days. After reduction, the registered capital must not be less than the minimum legal amount.

Article 11	The Company, after altering its registered capital, shall follow the relevant procedures and submit with the Administrative Bureau for Industry and Commerce.
CHAPTER V. SHAREHOLDERS AND THEIR INVESTMENT

Article 12	The names of the shareholders and the amount and the mode of investment made by the shareholders are as follows:

	Name	Registration No	Legal Rep.	Address	Mode	Amount (RMB)%

Shareholder A	Tsinghua Tongfang Co Ltd	1000001002679	Rong Yonglin	Tsinghua Tongfang Plaza, Tsing Hua Yuan, Haidian District, Beijing	Cash injection	3.6 million	90%

Shareholder B	Beijing Tongfang Digital Education Technology Limited	1100001033891	Lu Zhicheng	South of Shui Yuan Road, Mi Yun Industrial Development Area, Mi Yun County, Beijing	Cash injection	400,000	10%

Article13	Shareholders shall inject the funds in accordance with the requirement of the authority. Shareholders who did not fully paid up their capital shall be held responsible by those who had paid up their capital for the consequences of any breach of contract.

Article 14	After the establishment of the Company, the Company shall issue an investment certificate to the shareholders. The certificate shall set out following maters: name of the Company, date of registration, registered capital, the names of the shareholders and the amount and date of investment, the serial number and date of issuance of the investment certificate. The investment certificate shall be signed by the Company’s legal representative and bear an imprint of the official chop of the Company.

Article 15	The Company shall maintain a register of shareholders setting out the following matters:
name and address of shareholders, investment amount and ratio of their capital, and the serial number of the investment certificate.
CHAPTER VI. TRANSFER OF INVESTMENT CAPITAL

Article 16	The whole and part of the capital can be transferred among shareholders. The transfer shall be approved by board of shareholders. For transfers to parties other than existing shareholders, more than fifty percent of all the shareholders (based on shareholdings) shall be required to pass the resolution. Those shareholders who object to such transfers should acquire the capital injection amount of the transferor. If they do not agree to acquire the shares, it will be taken as agreement to the transfer. Other shareholders shall also have the right of first refusal to acquire the shares.

Article 17	After a legal transfer of the capital, the Company shall amend the register of shareholders to incorporate the name, address and investment amount of the purchasers.
CHAPTER VII. RIGHTS AND OBLIGATIONS OF SHAREHOLDER

Article 18	Shareholders shall have the following rights and responsibilities:
(a)	Convene shareholders meetings in accordance with the law and regulations and the Articles.

(b)	Attend and appoint proxies to attend shareholders meetings and vote on resolutions in proportion to their shareholdings.

(c)	Receive dividend in accordance with shareholdings.

(d)	Have first right of refusal to participate in disposal by shareholders and new capital investment of the Company.

(e)	Elect directors and supervisors.

(f)	Review minutes of shareholders meetings, financial reports and make suggestions or query the operations of the Company.

(g)	Transfer shares in accordance with related laws, regulations and the Article.

(h)	Share the residual capital in accordance with the legal provisions after the termination of the Company.

(i)	Enjoy other rights in accordance with related law and regulations and this Article.

Article 19	If any of the resolutions of the shareholders meetings and the Board of directors breach the law, regulations and the Articles, and affected the rights of the shareholders, the shareholders have rights to apply to the People’s courts for an injunction for the Company to stop any such activities and sue for compensation for any economic losses.

Article 20	Obligations of the shareholders:
(a)	Abide by the provisions in the Article.

(b)	Pay their capital injection commitments in full in accordance with the agreed schedule.

(c)	Responsible for the affairs of the Company in accordance with the proportion of their capital contribution.

(d)	After the registration of the Company, withdraw of capital not be permitted.

(e)	Maintain confidentiality in the Company’s affairs, support the Company’s operation, and make reasonable suggestions to the Company on its development.

(f)	Other related obligations in accordance with the Article.
CHAPTER VIII. COMPANY ORGANIZATION, ITS FORMATION, POWERS AND RESOLUTION RULES

Article 21	The board of shareholders, which comprises all shareholders, shall be the supreme governing body of the Company and shall have the following powers and responsibilities:
(a)	Determining the Company’s development plan and business direction.

(b)	Determining investment plans and capital financing plans.

(c)	Electing, removing, and determining the remuneration of the directors.

(d)	Electing, removing and determining the remuneration of the management supervisors.

(e)	Reviewing and approving the report of Board of Directors.

(f)	Reviewing and approving the report of the management supervisors.

(g)	Reviewing and approving the annual finance budget.

(h)	Reviewing and approving the distributions of the profit and plans for recovery of the losses.

(i)	Resolving on the increase and reduction of the registered capital.

(j)	Resolving on any changes in shareholding.

(k)	Resolving on any matters arising regarding merger, spin-off, reorganization, bankruptcy, dissolution, and liquidation of the Company.

(l)	Preparation and amendment of the Articles.

Article 22	The first shareholders meeting shall be convened and chaired by the largest shareholder.

Article 23	Voting on resolutions shall be based on the proportion of capital held by each shareholder.

Article 24	Shareholders meeting shall be convened on a regular and ad hoc basis. Shareholders should be notified at least fifteen days prior to the date of the meeting. Regular meeting shall be held half yearly. Shareholders representing more than 25% of capital or directors and management supervisors with more than one third of the voting rights can convene an ad hoc shareholders meeting.

Article 25	Shareholders meeting shall be convened by the Board of directors and shall be chaired by the chairman of the Board. Should the Chairman be unable to discharge his duties as chairman for whatever reason, he may appoint a director to chair the meeting. If the Chairman is unable to attend and has not appointed another director to chair the meeting, the Board can elect a director to chair the meeting. If the Board has not elected a director to chair the meeting, the attending shareholders can elect a shareholder to chair the meeting. If, for whatever reason, the attending shareholders have not elected a shareholder to chair the meeting, the shareholder with the highest shareholdings and proxies or his representative shall chair the meeting.

Article 26	The shareholders meeting shall be attended by the legal representative of a corporate shareholder or by oneself. Shareholders can also appoint a proxy, with written authorization, to attend and vote in the meeting provided the resolution is within the authorization scope of the written authorization.

Article 27	For ordinary resolutions, more than 50% of the votes is required to pass the resolution. The following resolutions (the “Material Resolutions”) shall require approval by more than two thirds of the shareholders: increase or reduction of the registered capital; merger, spin-off, bankruptcy, liquidation or dissolution; reorganization; amendment of the Articles.

Article 28	Minutes of the shareholders meeting and records of the resolutions passed shall be signed by all attending shareholders. The attending list and all the proxies authorization shall also be kept together with the minutes.

Article 29	The Company shall establish the Board of directors, reporting to the board of shareholders. The Board of directors shall abide by the laws and regulations of the PRC and perform its duties under the Articles and in accordance with shareholder resolutions.

Article 30	There shall be three members in the Board of the directors, two of whom shall be nominated by Shareholder A, one shall be nominated by Shareholder B. Any nomination has to be approved in a shareholder resolution. Should any nomination by a particular shareholder fail to be approved, the shareholder has the right to nominate another director. The term of each director shall be three years, which may be extended. No director may be removed without reason. There should be a chairman of the Board , who is elected and can be removed by the Board of directors.

Article 31	The Board of the directors shall have the following powers and responsibilities:
(a)	Responsible for convening and chairing shareholders meeting, and report to the board of shareholders;

(b)	Carrying out the shareholder resolutions;

(c)	Preparing the Company’s operation plan;

(d)	Preparing the Company’s investment and financing proposals;

(e)	Preparing the Company’s annual finance budget and final account;

(f)	Preparing the Company’s plans for distributing profit and recovering any prior losses;

(g)	Preparing plans for the increase and reduction of the Company registered capital;

(h)	Preparing plans for merger, spin-off, alteration of the Company structure, bankruptcy, dissolution, and liquidation;

(i)	Determining the Company management structure;

(j)	Employment and dismissal of the general manager, employment and dismissal of the deputy manager and financial officer based on the recommendation of the general manager. Determine the remuneration packages of the above employees;

(k)	Proposing plans for amendment of the Articles;

(l)	Formulating the general management system;

(m)	Other powers and responsibilities authorized by the Articles.

Article 32	The Board of directors shall convene at least one meeting every half year. One third of the Board may convene the meeting. The quorum for a meeting of the Board shall be no less than two thirds of the Board. Any resolution passed at a Board meeting with less than quorum shall be invalid. Each director of the Board shall have only one vote upon voting at any Board meeting. The Board meeting shall be convened and chaired by Chairman of the Board. Notice of a Board meeting, with an agenda, shall be delivered to directors at least ten days prior to such meeting. Should the Chairman be unable to discharge his duties for any reason, he may appoint any other director in writing to convene and chair the meeting.

Article 33	The directors shall attend the Board meeting in person. If a director is unable to attend a Board meeting, such director may authorize a proxy in a written authorization to represent him in the meeting; otherwise, such director shall be deemed to have abstained from the meeting. Such written authorization shall specify the scope of authority to be entrusted.

Article 34	All resolutions shall be deemed effective with the vote of more than 50% of the directors of the Board present at such Board meeting. Minutes of the Board meeting and records of the resolutions passed shall be signed by all attending directors or proxies as well as the meeting secretary.

Article 35	The Board of Directors shall be responsible for the resolutions passed. In respect of any resolutions that lead to a violation of the laws and regulations or the Articles or lead to serious damages and losses to the Company, the directors who have approved such resolution shall compensate for the lost. Any negative vote in respect of such resolution, which is recorded in the Board minute, by a director can relieve him from such responsibilities.

Article 36	The Company shall have one management supervisor, nominated by the shareholder A, and elected by the shareholders meeting. The term for the supervisor shall be three years, which may be extended.

Article 37	None of the directors or the general manager or the financial officers could be the supervisor.

Article 38	The supervisor has the following powers and responsibilities:
(a)	Monitoring if the directors, general manager, and other senior management officers have violated any laws and regulations, the Articles or any shareholder resolutions;

(b)	Examining the Company’s business and finance status; reviewing the Company’s financial records;

(c)	Demanding directors or general manager to rectify should any of their behaviors cause damage to the Company;

(d)	Attending Board meetings; (e) Proposing to convene an ad hoc shareholders meeting; (f) Other powers and responsibilities stated in the Articles.

Article 39	The Company shall have one general manager, one or more deputy general managers, one finance officer; the general manager shall be nominated by the chairman of the Board, the deputy general manager and finance officer shall be nominated by the general manager, while the Board is responsible for their employment and dismissal.

Article 40	Members of the Board can hold the position of general manager. They can also hold the positions of other senior management to assist the general manager.

Article 41	The term of the general manager shall be three years, which may be extended.

Article 42	The general manager shall report to the Board of directors and has following powers and responsibilities:
(a)	Day-to-day operations of the Company and reporting to the Board;

(b)	Implementing resolutions of the Board, annual operating plans and investment plans;

(c)	Preparing plans for the Company’s management structure;

(d)	Preparing plans for the general management system;

(e)	Preparing plans for the Company’s policies;

(f)	Employment and dismissal of management staff, other than those employed by the Board;

(g)	Preparing plans for payroll, welfare, and incentive and punishment system for the staff. Employment and dismissal of the staff of the Company.

(h)	Other powers an responsibilities authorized by the Articles and the Board.

Article 43	General manager and other senior management officers may attend Board meeting, but do not have any voting rights if they are not a director.

Article 44	The general manager shall perform his duties in a way not to contradict with any shareholder or Board resolutions and within his scope of powers. If requested by the Board, the general manager should report accurately to the Board on the signing of material contract, implementation status, capital usage status, and profitability of the Company.

Article 45	The general manager shall seek opinions from the Company’s Labor Union before making plans for matters such as the staff salary, welfare, insurance, employment and dismissal.

Article 46	The general manager shall abide by the laws and regulations as well as the Articles.

Article 47	The general manager can resign before the expiration of his term, in accordance with the terms in the employment contract between the Company and him.
CHAPTER IX. QUALIFICATIONS AND OBLIGATIONS OF BOARD OF DIRECTORS AND SUPERVISORS

Article 48	Board of directors, supervisors, general managers and other senior officials shall abide by these Articles, be honest, never abuse of power for personal gains.

Article 49	Any person with the following status shall not be appointed or employed as a director, supervisor, general manager or other senior officer of the Company:
(a)	Non-civilian or with restricted civilian capabilities;

(b)	Convicted of corruption, bribery, asset appropriation, disruption of social stability;

(c)	Within the past 3 years, being a director or senior officer of a bankrupt company;

(d)	Within the past 3 years, being the legal representative of a company, the business license of which had been revoked;

(e)	Deeply indebted;

(f)	Within the past 5 years, forbidden to participate in the capital market by the authority;

(g)	Within the past years, the professional license of being a lawyer, accountant or appraiser is revoked.

Article 50	Public servant shall not be appointed as director, supervisor, or general manager, or other senior management officer.

Article 51	Directors, supervisor, general manager and other senior management officers are forbidden to engage in corruption, bribery or asset misappropriation.

Article 52	Directors, supervisor, general manager and other senior management officers shall not misappropriate the Company’s fund or lend them to others. They shall not deposit the Company’s property under private name. They shall not pledge the Company’s property for personal purposes.

Article 53	Directors , general manager, and other senior management officers shall not operate any business that is similar the business of the Company. Any profit generated by such businesses should belong to the Company.

Article 54	Directors, general manager, and other senior management officers shall not sign contract or trade with the Company without the permission of the board of shareholders.

Article 55	Directors, general manager, and other senior management officers shall not reveal the Company’s secret.

Article 56	Directors, general manager, and other senior management officers shall be responsible for the lost of any operations, which violate the laws or regulations or the Articles.
CHAPTER X. THE LEGAL REPRESENTATIVE OF THE COMPANY

Article 57	The Chairman of the Board shall be the legal representative of the Company, with a term of three years, which may be extended.

Article 58	The responsibilities of the Chairman of the Board:
(a)	Chairing the Board meeting;

(b)	Monitoring and examining the implementation of the resolutions of shareholder and Board meeting and reporting to the Board;

(c)	Representing the Company to sign documents;

(d)	Deciding on all the affairs of the Company in the event of war, natural disaster and other emergency situation, in accordance with the interest of Company and shareholders, and reporting to the Board and shareholders.

(e)	Execution of any other items or matters requested by the Board and required by Articles.
CHAPTER XI. ACCOUNTING POLICY AND DISTRIBUTION OF PROFIT

Article 59	The financial and accounting system of the Company shall be formulated in accordance with the relevant laws and regulations of the PRC.

Article 60	The fiscal year of the Company shall be from January 1 to December 31 of each calendar year.

Article 61	The Company shall report to shareholders the financial statement every month. The Company shall prepare the annual financial and accounting statement and engage a PRC registered accountant to carry out an audit, and submit the report to every shareholder, within thirty days after the end of each accounting year.

Article 62	The Company’s annual financial and accounting statements shall include: the balance sheet, the profit and lost statement, the cashflow statement, the profit distribution table and the notes to financial statements, etc.

Article 63	Each shareholder may engage a registered accountant to examine the Company’s books, the associated expense of which will be borne by such shareholder.

Article 64	The Company shall not have other account/books except for the Company’s statutory account/books.

Article 65	Distribution of the Company’s profit after tax:
(a)	Recouping previous losses;

(b)	Allocating ten percent of the profit to legal reserve fund. When the legal reserve fund reaches fifty percent of the registered capital, the Company shall not be obligated to allocate any further profit to legal reserve fund;

(c)	Allocating five percent of the profit to employee bonus and welfare fund;

(d)	Allocating to voluntary reserve fund in accordance with shareholder resolution.

(e)	Distributing profit in accordance with the shareholders’ capital investment ratio.

Article 66	In case of any distribution to shareholder violating the above, it should be returned to the Company.

Article 67	The employee bonus and welfare fund shall be used for the collective welfare of the Company’s staff.

Article 68	The reserve fund shall be used to recoup any losses or be transfered to the Company’s share capital.
CHAPTER XII. HUMAN RESOURCES AND SOCIAL INSURANCE

Article 69	The Company shall adopt the employment contract system in accordance with the Labor Legislation.

Article 70	Provisions on matters such as compensation, dismissal, welfare benefits, confidentiality, labor protection and labor insurance and other matters pertaining to workers and staff of the Company shall be set forth in the labor contract.

Article 71	All the staff and workers shall comply with the rules and regulations of the Company. If any staff member or worker is in breach of terms of the labor contract, or in violation of the staff policies of the Company or the rules and regulations of the Company, the Company shall handle it in accordance with the relevant labor laws.

Article 72	The Company shall participate in the social security schemes in accordance with relevant laws and regulations.

Article 73	The Company shall establish a trade union organization and conduct trade union activities pursuant to the Trade Union Law of the PRC.
CHAPTER XIII. USAGE OF THE TRADE MARK OF TINGHUA TONGFANG

Article 74	As long as shareholder A together with its associated companies holds a majority stake in the Company, the Company shall be allowed to use the word “Tongfang” in its name. Otherwise, unless a written consent is obtained from Tsinghua Tongfang Co Ltd., the Company has to delete the word “Tongfang” from its name.

Article 75	In the circumstance where Shareholder A and its associated companies have a majority shareholding, the company can use the trademark “Tsinghua Tongfang” and “Tongfang” if written consent has been obtained from the Brand Management Department of Tsinghua Tongfang Co Ltd and the relevant policies have been followed.

Article 76	When the Company uses the trademark “Tsinghua Tongfang” and “Tongfang” on products, the products must satisfy and follow the quality control requirement and the policy of the Quality Management Department of Tsinghua Tongfang Co Ltd
CHAPTER XIV. MERGER AND SPIN-OFF

Article 77	The Company can merge or spin-off in accordance with the laws and regulations.

Article 78	The following procedures shall be followed:
(a)	The Board shall formulate the plans for merger and spin-off;

(b)	Resolution shall be passed at the shareholders’ meeting to approve the plan;

(c)	The merge or spin-off contract shall be signed by all the parties involved;

(d)	Seek approval from the relevant government authorities in accordance with the law;

(e)	Deal with matters such as titles of loans made to and from third parties and other matters;

(f)	Follow the procedure to register the changes with the Administrative Bureau for Industry and Commerce.

Article 79	The Company shall prepare the merge or spin-off balance sheet and the asset list. The Company shall notify the creditor within ten days of the resolution and make announcement in newspaper at least three times within thirty days.

Article 80	On receiving the notice, the creditors have, within 30 days, or 90 days from the date the notice was first published, the right to request for full settlement of the debts or to provide appropriate guarantee.

Article 81	The Board shall take appropriate steps to protect the rights and interests of those shareholders who are against the merger or spin-off plan.

Article 82	The Company and all the parties involved shall enter into agreements to deal with the assets, loans and liabilities.

Article 83	After merger, all loans to and from other entities shall be taken up by the merged entity. In a spin-off situation, the loans to and from other entities shall be allocated to the new entities based on the agreement made by the parties before the spin-off take place.

Article 84	Any changes made as a result of the merger or spin-off, the Company shall register them with Administrative Bureau for Industry and Commerce. In the case where the Company shall be dissolve or new companies to be set up, proper registration must be made in accordance with the law.
CHAPTER XV. DISSOLUTION AND LIQUIDATION

Article 85	Upon the occurrence of any of the following events, the Board may unanimously resolve to dissolve the Company:
(a)	Expiry of the Term of the Company;

(b)	Resolution passed by the board of shareholder to dissolve;

(c)	Merger or spin-off that requires the Company to be dissolved;

(d)	Order of the government for violating certain laws and regulations;

(e)	Inability to continue operation of the Company caused by force majeure;

(f)	Inability of the Company to repay its debt or bankruptcy of the Company.

Article 86	In the situation where the term of the Company’s operation has expired and resolution was passed at the shareholders meeting to dissolve the Company, the shareholders of the Company should appoint and confirm a liquidation committee within fifteen days.

In the situation where the Company is dissolved as a result of illegal operation; the concerned authority shall organize a liquidation committee to dissolve the Company.

In the situation where the Company is declared bankrupt, the court shall organize a liquidation committee to liquidate the Company in accordance with the relevant laws.
Article 87	Once the liquidation committee is set up, the Board of directors and the general manager shall be terminated. During the period of liquidation, the Company shall not engage in any new business activities.

Article 88	The liquidation committee shall perform the following duties:
(a)	Preparing the Company’s balance sheet and list of assets;

(b)	Notifying the creditors and making public announcement;

(c)	Liquidating any remaining businesses the Company is engaged in ;

(d)	Pay-up all the relevant taxes;

(e)	Sorting out loan titles and repaying all the debts;

(f)	Dealing with any residual funds after the repayment of the debts;

(g)	Representing the Company in any civil litigation.

Article 89	Except in the case of bankruptcy, the liquidation committee shall notify the creditors within ten days, and publish a notice in newspapers three times within sixty days.

Article 90	Creditors should report to the liquidation committee details of the debts within thirty days of receiving the notice, or ninety days from the first publication of the notice. When reporting the debts for registration by the liquidation committee, the creditors should provide all related information and proof of debt documentation.

Article 91	After the liquidation committee conducts its investigation and compiles the balance sheet and asset list , the liquidation plan shall be prepared and reported to the board of shareholders or the relevant authority.

Article 92	After liquidation, the Company shall settle claims in the following order:
(a)	expense for liquidation;

(b)	salary for staff and their insurance;

(c)	unpaid tax;

(d)	the Company’s debt.

Article 93	After paying-up the above items, the remaining fund shall be distributed to shareholders in accordance with their capital ratio. If the distribution violates the above articles, the creditors may request for refund and compensation.

Article 94	The liquidation committee shall apply to the court for declaring bankruptcy at once, if the Company is unable to pay for all debts. After declaring bankruptcy by the court, the liquidation committee shall transfer the liquidation task to the court.

Article 95	After the liquidation, the liquidation committee shall prepare a liquidation report,together with profit and loss account and other financial statements and submit to the board of shareholders or the relevant authority.

After the confirmation from the board of shareholders or the relevant authority, the liquidation committee shall deregister the Company with the Administrative Bureau for Industry and Commerce.

Article 96	The members of the liquidation committee shall duly perform their responsibilities, and shall not be engaged in corruption, bribery or misappropriation of the assets of the Company. Any liquidation committee member committing a deliberate or materiall mistake, which leads to losses of the Company or its creditors, shall compensate for such losses.
CHAPTER XVI. AMENDMENTS

Article 97	Any revision, amendment to the Articles shall abide by the related laws and regulations.

Article 98	Amending the Articles shall follow the following procedures:
(a)	Proposed by the Board of directors;

(b)	Resolution passed by two thirds of the shareholder voting rights at a shareholder meeting.

(c)	Amendment of the Articles in accordance with the shareholder resolutions.

Article 99	The following amendments shall be submitted to the Administrative Bureau for Industry and Commerce:
(a)	Change of the name of the Company;

(b)	Change of the address of the Company;

(c)	Change of the legal representative;

(d)	Change of the amount of the registered capital;

(e)	Altering, enlarging or reducing the business scope;

(f)	Changes as a result of merger or spin-off of the Company.

Article 100	Amendments to the Articles can be in the form of amendments to specific clause of the Articles. The amendments as approved by shareholder shall form an integral part of the Articles and should be submitted to the Administrative Bureau for Industry and Commerce.
CHAPTER XVII. MISCELLANEOUS

Article 101	The Articles, signed by the shareholders and bear an imprint of the official chop of the shareholders, becomes effective from the Company’s establishment date.

Article 102	The items in the Articles, “over”, “within”, “previous”, “below”, shall include the number; “less than”, “other than”, shall not include the number.

Article 103	The Articles are governed by and construed in accordance with the laws of the PRC. In the event any provisions of the Articles are in conflict with applicable laws, the interpretation under the laws shall prevail.

Article 104	The interpretation right of the Articles shall rest with the shareholder meeting.

Article 105	The Articles has 4 original signed copies with one set for each shareholder, one set filed at the Company and one set submitted to the registration authority.
All the shareholders:
Tsinghua Tongfang Co Ltd (chop):
Tsinghua Tongfang Mechanical Electrical Industrial Limited (chop):
Date: April 14, 2005

Amendment to Beijing Tongfang Digital Education Technology Limited
In accordance with a shareholder resolution, the Articles of Association (the “Articles”) of the Company is amended as follow:

Article 1	In accordance with the Company Law (the “Company Law”) of the People’s Republic of China (the “PRC”) and other relevant laws and regulations, Beijing Tongfang Digital Education Technology Limited (hereinafter referred as the “Company”) is established through the capital investment of Tsinghua Tongfang Co Ltd and Tsinghua Tongfang Mechanical Electrical Industrial Limited and these Articles of Association (the “Articles”) are formulated.

Amend into:	In accordance to with the Company Law (the “Company Law”) of the People’s Republic of China (the “PRC”) and other relevant laws and regulations, Beijing Tongfang Digital Education Technology Limited (hereinafter referred as the “Company”) is established through the capital investment of the Tsinghua Tongfang Co Ltd and ChinaCast Technology (Shanghai) Limited and these Articles of Association (the “Articles”) are formulated.

Article 7	The legal address of the Company shall be Tsinghua Tongfang High-tech Plaza, No. 1 Wang Zhuang Road Haidian District, Beijing.

Amend into:	The legal address of the Company shall be 27 Floor, Block A, Tsinghua Tongfang High-tech Building, No. 1 Wang Zhuang Road Haidian District, Beijing.

Article 12	The names of the shareholders and the amount and the mode of investment made by the shareholders are as follows:

	Name	Registration No	Legal Rep.	Address	Mode	Amount (RMB)%

Shareholder A	Tsinghua Tongfang Co Ltd	1000001002679	Rong Yonglin	Tsinghua Tongfang Plaza, Tsing Hua Yuan, Haidian District, Beijing	Cash injection	3.6 million	90%

Shareholder B	Beijing Tongfang Digital Education Technology Limited	1100001033891	Lu Zhicheng	South of Shui Yuan Road,Mi Yun Industrial Development Area, Mi Yun County, Beijing	Cash injection	400,000	10%

Amend into:	The names of the shareholders and the amount and the mode of investment made by the shareholders are as follows:

	Name	Registration No	Legal Rep.	Address	Mode	Amount (RMB)%

Shareholder A	Tsinghua Tongfang Co Ltd	1000001002679	Rong Yonglin	Tsinghua Tongfang Plaza, Tsing Hua Yuan, Haidian District, Beijing	Cash injection	2 million	50%

Shareholder B	ChinaCast Technology (Shanghai) Limited	Wofe Pudong 313681	Chen TzeNgon	2505-2507 Qiang Sheng Plaza No.145 Pu Jian Road, Pu Dong New District, Shanghai	Cash injection	2 million	50%

Article 30	There shall be three members in the Board of the directors, two of whom shall be nominated by Shareholder A, one shall be nominated by Shareholder B. Any nomination has to be approved in a shareholder resolution. Should any nomination by a particular shareholder fail to be approved, the shareholder has the right to nominate another director. The term of each director shall be three years, which may be extended. No director may be removed without reason. There should be a chairman of the Board , who is elected and can be removed by the Board of directors.

Amend into:	There shall be five members in the Board of the directors, two of whom shall be nominated by Shareholder A, three shall be nominated by Shareholder B. Any nomination has to be approved in a shareholder resolution. Should any nomination by a particular shareholder fail to be approved, the shareholder has the right to nominate another director. The term of each director shall be three years, which may be extended. No director may be removed without reason. There should be a chairman of the Board (nominated by Shareholder A) and a vice-chairman of the Board (nominated by Shareholder B), who is elected and can be removed by the Board of directors.

Article 32	...... Should the Chairman be unable to discharge his duties for any reason, he may temporarily authorize any other director in writing to convene and chair the meeting.

Amend into:	...... Should the Chairman be unable to discharge his duties for any reason, the Vice-Chairman may convene and chair the meeting or the Chairman may temporarily authorize any other director in writing to convene and chair the meeting.

Article 34	All resolutions shall be deemed effective with the vote of more than 50% of the directors of the Board present at such Board meeting. Minutes of the Board meeting and records of the resolutions passed shall be signed by all attending directors or proxies as well as the meeting secretary.

Amend into:	All ordinanry resolutions shall be deemed effective with the vote of more than 50% of the directors of the Board present at such Board meeting. Material Resolutions shall require affirmative vote by all directors of the Board present at such Board meeting. Minutes of the Board meeting and records of the resolutions passed shall be signed by all attending directors or proxies as well as the meeting secretary.

Article 36	The Company shall have one management supervisor, nominated by the shareholder A, and elected by the shareholders meeting. The term for the supervisor shall be three years, which may be extended.

Amend into:	The Company shall have two management supervisors, one nominated by the shareholder A and one nominated by shareholder B, and elected by the shareholders meeting. The term for the supervisor shall be three years, which may be extended.

Article 74	As long as shareholder A together with its associated companies holds a majority stake in the Company, the Company shall be allowed to use the word “Tongfang” in its name. Otherwise, unless a written consent is obtained from Tsinghua Tongfang Co Ltd., the Company has to delete the word “Tongfang” from its name.

Amend into:	As long as shareholder A together with its associated companies holds 50% or more (including 50%) in the share capital of the Company, the Company shall be allowed to use the word “Tongfang” in its name. Otherwise, unless a written consent is obtained from Tsinghua Tongfang Co Ltd., the Company has to delete the word “Tongfang” from its name.

Article 75	In the circumstance where Shareholder A and its associated companies have a majority shareholding, the Company can use the trademark “Tsinghua Tongfang” and “Tongfang” if written consent has been obtained from the Brand Management Department of Tsinghua Tongfang Co Ltd and the relevant policies have been followed.

Amend into:	In the circumstance where Shareholder A and its associated companies holds 50% or more (including 50%) in the share capital of the Company, the Company can use the trademark “Tsinghua Tongfang” and “Tongfang” if written consent has been obtained from the Brand Management Department of Tsinghua Tongfang Co Ltd and the relevant policies have been followed.

In the event any provisions of the Articles are in conflict with applicable laws, the interpretation under the laws will prevail.
All shareholders

Tsinghua Tongfang Co Ltd	(signature or chop)

ChinaCast Technology (Shanghai) Limited	(signature or chop)
Date: 30 Sept 2005